EXHIBIT 8


                                  SUBSIDIARIES

         As of December 31, 2000, we owned, directly or indirectly, the following subsidiaries:

--------------------------------------------------------------------------------
                                                  Country of         Percentage
Name                                              Incorporation     of Ownership
--------------------------------------------------------------------------------
Versatel Telecom Europe B.V.                      The Netherlands       100%

Versatel Telecom Netherlands B.V.                 The Netherlands       100%

Versatel Telecom Belgium N.V.                     Belgium               100%

BizzTel Telematica B.V.                           The Netherlands       100%

CS Net B.V.                                       The Netherlands       100%

CS Engineering B.V.                               The Netherlands       100%

Numedi Net N.V.                                   Belgium                70%

7-Klapper Beheer B.V.                             The Netherlands       100%

Vuurwerk Internet B.V.                            The Netherlands       100%

VuurWerk Access B.V.                              The Netherlands       100%

ITinera Services N.V.                             Belgium               100%

Svianed B.V.                                      The Netherlands       100%

Versatel Deutschland Holding GmbH                 Germany               100%

Versatel Deutschland Verwaltungs GmbH             Germany               100%

Versatel Deutschland GmbH & Co.KG                 Germany               100%

KomTel Gessellschaft fur Kommunikations und
Informationsdienste mbH ("KomTel")                Germany                80%

KomTel Service GmbH                               Germany               100%

Klavertel N.V.                                    Belgium               100%

Compath N.V.                                      Belgium               100%

Keys-Tone Communications N.V.                     Belgium               100%

MMDI N.V.                                         Belgium               100%

Versatel Internet Group N.V.                      The Netherlands       100%

Zon Nederland N.V.                                The Netherlands        92%

Versatel Internet Group Belgium N.V.              Belgium               100%

Versatel 3G N.V.                                  The Netherlands       100%

Versapoint N.V.                                   The Netherlands       100%

Versapoint GmbH                                   Germany               100%

Versapoint Private Ltd.                           United Kingdom        100%

Versapoint B.V.                                   The Netherlands       100%

Versapoint N.V.                                   Belgium               100%

Versapoint S.A.                                   France                100%

         As of December 31, 2000, we (directly or indirectly) owned the following investments:

--------------------------------------------------------------------------------
                                                   Country of        Percentage
Name                                               Incorporation    of Ownership
--------------------------------------------------------------------------------
Hot Orange B.V.                                    The Netherlands       9%

Consumerdesk B.V.                                  The Netherlands       5%

DOKOM Gesellschaft fur Telekommunikation mbH       Germany              10%

RuhrNET Gesellschaft fur Telekommunikation mbH     Germany              24%

BORnet GmbH                                        Germany               5%